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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of A.D.A.M., Inc. (the "Company") on Form 10-QSB for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Robert S. Cramer, Jr., President and Chief Executive Officer of the Company, and Kevin S. Noland, President, Chief Operating Officer, Corporate Secretary and acting chief financial and accounting officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

        (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT S. CRAMER, JR.
Robert S. Cramer, Jr. President and Chief Executive Officer November 4, 2005
/s/ KEVIN S. NOLAND
Kevin S. Noland
President, Chief Operating Officer and Corporate Secretary (acting chief financial and accounting officer) November 4, 2005

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002